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                                                                    EXHIBIT (23)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29004) pertaining to the 1988 Stock Incentive Plan of Ketema, Inc. and in the related Prospectus of our report dated April 15, 1994, except for Note 14, as to which the date is May 11, 1994, with respect to the consolidated financial statements and schedules of Ketema, Inc. included in this Annual Report (Form 10-K) for the year ended February 28, 1994.



Denver, Colorado
May 11, 1994